PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1977



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $60,000,000        Original Issue Date:     June 2, 2000

CUSIP Number:       59018S 7C2         Stated Maturity Date:    June 2, 2003

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
|X|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:          3750
      CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:            One Month   Minimum Interest Rate:     Not Applicable

Spread:                    0.270%      Maximum Interest Rate:     Not Applicable

Initial Interest Rate:     TBD         Spread Multiplier:         Not Applicable



Interest Reset Dates:      Monthly,  on the  2nd,  commencing  on July  2,  2000
                           subject   to   modified    following   business   day
                           convention.

Interest Payment Dates:    Monthly,  on the  2nd,  commencing  on July  2,  2000
                           subject   to   modified    following   business   day
                           convention.


Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 24, 2000